                              Exhibit to Form N-1A

               Exhibit (9)(a)(i) Shareholder Services Agreement

                         SHAREHOLDER SERVICES AGREEMENT
                         ------------------------------

     THIS AGREEMENT, dated as of the ________ day of ______________, 1995, made by and between The Brinson Funds, a Delaware Business Trust (the "Trust") operating as an open-end management investment company and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware.

                         W I T N E S S E T H  T H A T:
                         -----------------------------

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Trust is authorized by its Agreement and Declaration of Trust to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

     WHEREAS, the Trust desires to appoint Fund/Plan as its Transfer, Redemption and Dividend Disbursing Agent as set forth in this Agreement and to perform certain other functions in connection with these duties; and

     WHEREAS, Fund/Plan is willing to perform such functions upon the terms and conditions set forth below; and

     WHEREAS, the Trust will cause to be provided certain information to Fund/Plan as set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

     Series: The term Series shall mean any separate series of shares issued from time to time by the authority of the Board of Trustees.

     Shareholders:         The term Shareholders shall mean the registered
                           owners from time to time of the Shares of the Trust in accordance with the share registry records of the Trust.

     Shares: The term Shares shall mean the issued and outstanding shares of the Trust.

     Oral Instruction:     The term Oral Instruction shall mean an
                           authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons believed in good faith by Fund/Plan to be a person or persons authorized by a resolution of the Board of Trustees of the Trust, to give Oral Instructions on behalf of the Trust.

     Written Instruction:  The term Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature believed in good faith by Fund/Plan to be the signature of a person authorized by a resolution of the Board of Trustees of the Trust to give Written Instructions on behalf of the Trust.

                                TRANSFER AGENCY

SECTION 2. Fund/Plan as Transfer Agent, shall make original issues of Shares in accordance with Section 14 and

            15 below and with the Trust's Prospectus and Statement of Additional Information upon the written request of the Trust and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Trustees of the Trust authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares which may be a copy of the opinion rendered in connection with the Trust's Rule 24(f)(2) notice; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

SECTION 3. Transfers of Shares shall be registered and new Shares issued by Fund/Plan upon redemption of outstanding Shares, (i) in form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorser's signatures guaranteed as permitted by Rule 17(A)(d)-15 under the Securities Exchange Act of 1934, accompanied by, (iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

SECTION 4. When mail is used for delivery of Share Certificates, Fund/Plan shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by Fund/Plan.

SECTION 5. In registering transfers Fund/Plan as Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which, in the opinion of counsel, protect Fund/Plan and the Trust in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

SECTION 6. With respect to confirmed trades received by Fund/Plan as Transfer Agent for the Trust, Fund/Plan shall periodically notify the Trust of the current status of outstanding confirmed trades. Fund/Plan is authorized to cancel confirmed trades which have been outstanding for thirty (30) days. Upon such cancellation, the Transfer Agent shall instruct the Trust's Accounting Agent to adjust the books of the Trust accordingly.

SECTION 7. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares. Fund/Plan is responsible to provide the Trust reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions thereof owned by them.

SECTION 8. In case of any request or demand for the inspection of the Share records of the Trust, Fund/Plan as Transfer Agent, shall notify the Trust and secure instructions as to permitting or refusing such inspection. However, Fund/Plan may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                               ISSUANCE OF SHARES

SECTION 9. Prior to the daily determination of net asset value in accordance with the Trust's Prospectus, Fund/Plan shall process all purchase orders received since the last determination of the Trust's net asset value.

            Fund/Plan shall calculate daily the amount available for investment in Shares at the net asset value determined by Fund/Plan as pricing agent (see Accounting Services Agreement) as of the close of trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. Fund/Plan as agent for the Shareholders, shall place a purchase order daily with the Trust for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Trust in writing.

SECTION 10. The proper number of Shares and fractional Shares shall then be issued daily and credited by Fund/Plan to the Shareholder Registration Records. The Shares and fractional Shares purchased for each Shareholder will be credited by Fund/Plan to that Shareholder's separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase, with copies to the Trust if requested. Such confirmations will show the prior Share balance, the new Share balance, the amount invested and the price paid for the newly purchased Shares.


                                  REDEMPTIONS

SECTION 11. Fund/Plan shall, prior to the daily determination of net asset value in accordance with the Trust's Prospectus and Statement of Additional Information, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Fund/Plan shall advise the Trust of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. Fund/Plan as Pricing Agent shall then determine the applicable net asset value, whereupon Fund/Plan shall furnish the Trust with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Trust's Prospectus and Statement of Additional Information. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder shall be properly debited.

SECTION 12. The proceeds of redemption shall be remitted by Fund/Plan in accordance with the Trust's Prospectus by check mailed to the Shareholder at his registered address or by wire transfer to an authorized bank account. The signature of the Shareholder on the redemption request must be guaranteed as required by Rule 1F(A)(d)- 15 of the Securities Exchange Act of 1934. The Trust may authorize Fund/Plan to waive the signature guarantee in certain cases by Written Instructions.

            For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Trust shall provide Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored.

                                   DIVIDENDS

SECTION 13. Upon the declaration of each dividend and each capital gains distribution by the Board of Trustees of the Trust, the Trust shall notify Fund/Plan of the date of such declaration, the amount payable per share, the record date for determining the shareholders entitled to payment, the payment, and the reinvestment date price.

SECTION 14. On or before each payment date the Trust will transfer, or cause the
            Custodian to transfer, to Fund/Plan in its capacity as Dividend Disbursing Agent, the total amount of the dividend or distribution currently payable. Fund/Plan will, on the designated payment date, automatically reinvest all dividends in additional Shares except in cases where Shareholders have elected to receive distribution in cash, in which case Fund/Plan will mail distributions checks to the Shareholders for the proper amounts payable to them.



                               GENERAL PROVISIONS

SECTION 15. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under the Act.

SECTION 16. In addition to the services as Transfer Agent and Dividend
            Disbursing Agent as above set forth, Fund/Plan will perform other services for the Trust as agreed from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Trust, preparation of one annual list of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

SECTION 17. Nothing contained in this Agreement is intended to or shall require
            Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

SECTION 18. The Trust agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such Schedule. The Trust authorizes Fund/Plan to debit the Trust's custody account for invoices which are rendered for the services performed for the applicable function. The invoices for the service will be sent to the Trust after the debiting with the indication that payment has been made.

SECTION 19. (a)  Fund/Plan, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

            (b) Any person, even though also a director/trustee, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a trustee, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though paid by it.

            (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of:

                 (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder;

                 (ii) in reliance upon any certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or

                 (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

            (d)  Fund/Plan shall give written notice to the Trust within ten
                 (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. However, the failure to notify the Trust of such written assertion or claim shall not operate in any manner whatsoever to relieve the Trust of any liability arising from this Section or otherwise.

            (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. If the Trust does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

            (f) The Trust shall not settle any claim without Fund/Plan's express written consent which shall not be unreasonably withheld. Fund/Plan shall not settle any claim without the Trust's express written consent which shall not be unreasonably withheld.

SECTION 20. Fund/Plan is authorized, upon receipt of Written Instructions from the Trust or as provided in the Trust's Prospectus, to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares without a signature guarantee which is not due to Fund/Plan's lack of reasonable care and upon the request of Fund/Plan the Trust shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Fund/Plan shall notify the Trust of any such action, suit or claim within thirty (30) days after receipt by Fund/Plan of notice thereof.

SECTION 21. (a)  This Agreement shall go into effect as of the day and year first written above (the"Effective Date"), and shall continue in effect until October 31, 1996. This Agreement shall continue in force from year to year thereafter, but only so long as such continuance is approved, (1) by Fund/Plan, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

            (b) The Fee Schedule is fixed for the initial term of this Agreement, with a fee increase in the second year not to exceed 10%.

            (c) The Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, not less than one hundred eighty (180) days after the giving of the notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

            (d) In the event that in connection with termination of this Agreement a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan, Fund/Plan shall, promptly upon such termination and at the expense of the Trust, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities.

            (e) The Trust acknowledges that in order for Fund/Plan to perform the services contemplated hereunder, Fund/Plan has made and will make significant investments of time and money. If this Agreement is terminated for reasons other than a material breach by Fund/Plan prior to the expiration of the initial term of this contract, the Trust will pay Fund/Plan twenty percent (20%) of the minimum fees remaining for the unexpired term of the Agreement.

SECTION 22. The Trust shall file with Fund/Plan a certified copy of each resolution of its Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.

SECTION 23. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and Fund/Plan.

SECTION 24. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

            If to the Trust: The Brinson Funds
                             209 S. LaSalle St.
                             Chicago, IL  60604-1295
                             Attention:  E. Thomas McFarlan, President

            If to Fund/Plan: Fund/Plan Services, Inc.
                             P.O. Box 874
                             Conshohocken, PA 19428
                             Attention:  Kenneth J. Kempf, President

SECTION 25. The Trust represents and warrants to Fund/Plan that the execution and delivery of this Shareholder Services Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.

SECTION 26. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 27. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

SECTION 28. This Agreement shall be construed in accordance with the laws of the
            Commonwealth of Pennsylvania.



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


The Brinson Funds                                       Fund/Plan Services, Inc.
_________________                                       ------------------------


_________________________________              _________________________________
By: E. Thomas McFarlan, President                By: Kenneth J. Kempf, President



_________________________________              _________________________________
Attest: Debra L. Nichols                       Attest: Janet F. Davis, Secretary
        Assistant Secretary

             (SEAL)                                          (SEAL)

                                                                    SCHEDULE "A"
                                                                    ------------

               MULTIPLE CLASS FEE SCHEDULE FOR THE BRINSON FUNDS

                                  Global Fund
                               Global Equity Fund
                                Global Bond Fund
                         Short-Term Global Income Fund
                               U.S. Balanced Fund
                                U.S. Equity Fund
                                 U.S. Bond Fund
                           U.S. Cash Management Fund
                              Non-U.S. Equity Fund
                               Non-U.S. Bond Fund


TRANSFER AGENCY - ANNUAL FEES (1/12 PAYABLE MONTHLY)
----------------------------------------------------

     $17,000 per each portfolio of the "Brinson Class" (includes $5,000 for special 401(k) communication and reporting); plus

     $18 per account (minimum $27,000) for each portfolio of the "SwissKey
     Class;"



     Fees are aggregated at the portfolio level and then allocated to each Class based on their respective net assets.

OUT-OF-POCKET EXPENSES
-----------------------

The Trust will reimburse Fund/Plan Services, Inc. monthly for all reasonable out-of-pocket expenses, including telephone, postage, telecommunications, special reports, record retention, special transportation costs as incurred, and unusual expenses incurred while establishing viable agreements between the Trust and Fund/Plan Services, Inc. The cost of copying and sending materials to auditors for off-site audits will be an additional expense.

ADDITIONAL SERVICES
-------------------

Activities of a non-recurring nature such as fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services or reports will be quoted upon request.


The Schedules will be amended as necessary to reflect the addition of other services for additional classes or portfolios of the Trust.

                                                                    SCHEDULE "B"
                                                                    ------------

                       TRANSFER AGENCY STANDARD SERVICES


I  -  SHAREHOLDER FILE

    1. Establish new accounts and enter demographic data into shareholder base. Includes review and file maintenance for all NSCC originated registrations and data changes for FundServ, Networking and ACTS accounts for compliance with Investar customer file requirements.

    2. Create Customer Information File (CIF) to link accounts within the Fund and across funds within the Fund Group. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

    3. 100% quality control of new account information, including verification of initial investment.

* 4. Systematic linkage of shareholder accounts with exact matches on SSN and address for the purpose of consolidated account history reporting. Periodic production of laser printed combined statements.

* 5. Production of household mailing labels which enable the Fund to do special mailings to each address in the Fund Group rather than each account.

    6. Maintain account and customer file records based on shareholder request and routine quality review.

    7. Maintain tax ID certification and NRA records for each account, including backup withholding.

    8.  Provide written confirmation of address changes.

    9. Produce shareholder statements for daily activity, dividends, on-request, third party and periodic mailings.

* 10. Produce shareholder lists, labels and ad hoc reports to Fund management as requested.

   11. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.



II  -  SHAREHOLDER SERVICES

    1. Provide quality service through a staff of highly trained NASD licensed customer service personnel, including phone, research and correspondence representatives.

    2. Answer shareholder calls: provide routine account information, transaction details including direct and wire purchases, redemptions, exchanges, systematic withdrawals, pre-authorized drafts, Fund SERV and wire order trades, problem solving and process telephone transactions.

    3. Customized recording of fund prices daily after regular business hours for shareholder access.

    4. Silent monitoring of shareholder calls by the phone supervisor to ensure exceptional customer service.

    5. Record and maintain tape recordings of all shareholder calls for a six month period.

                                                                    SCHEDULE "B"
                                                                    ------------

    6. Phone Supervisor produces daily management reports of shareholder calls which track volumes, length of calls, average wait time and abandoned call rates to ensure quality service.

    7. Phone representatives are thoroughly trained through in house training programs on the techniques of providing exceptional customer service.

    8. Customer inquiries received by letter or telephone are thoroughly researched by a correspondence team member. These inquires include such items as, account/customer file information, complete historical account information, stop payments on checks, transaction details and lost certificates.

III  -  INVESTMENT PROCESSING

    1.  Initial investment (checks or Fed wires).

    2.  Subsequent investments (checks or Fed wires) processed through lock box.

    3.  Pre-authorized investments (PAD) through ACH system.

    4.  Government allotments through ACH system.

    5.  Prepare and process daily bank deposit of shareholder investments.

*   6.  NSCC - FundSERV trades.


IV  -  REDEMPTION PROCESSING

    1.  Process letter redemption requests.

    2.  Process telephone redemption transactions.

    3. Establish Systematic Withdrawal File and process automated transactions on monthly basis.

    4.  Issue checkbooks and process checkbook redemptions through agent bank.

    5. Redemption proceeds distributed to shareholder by check, Fed wire or ACH processing.

*   6.  Provide NSCC - FundSERV trade processing.


V  -  EXCHANGE & TRANSFER PROCESSING

    1.  Process legal transfers.

    2.  Issue and cancel certificates.

    3. Replace certificates through surety bonds (separate charge to shareholder).

    4.  Process exchange transactions (letter and telephone request).

    5.  Process ACATS transfers.

                                                                    SCHEDULE "B"
                                                                    ------------

VI  -  RETIREMENT PLANS

    1. Fund sponsored IRAs offered using Semper Trust Company as custodian. Services include:

            a.  Contribution processing

            b.  Distribution processing

            c.  Apply rollover transactions

            d.  Process Transfer of Assets

            e.  Letters of Acceptance to prior custodians

            f.  Notify IRA holders of 70 1/2 requirements

            g.  Calculate Required Minimum Distributions

            h.  Maintain beneficiary information file

            i.  Solicit birth date information

    2. Fund sponsored SEP-IRA plans offered using Semper Trust Company as custodian. Services include those listed under IRAs and:

            a.  Identification of employer contributions

    3.  Fund sponsored Qualified plans offered.

            a.  Plan document available

            b.  Omnibus/master account processing only

            c.  Produce annual statements

            d.  Process contributions

            e.  Process distributions

            f.   Process rollover and Transfer of Assets transactions


VII  -  SETTLEMENT & CONTROL

    1. Daily review of processed shareholder transactions to assure input was processed correctly. Accurate trade activity figures passed to Fund's Accounting Agent by 10:00am EST.

    2. Preparation of daily cash movement information to be passed to the Fund's Accounting Agent and Custodian Bank by 10:00am EST for use in determining Fund's daily cash availability.

    3. Prepare a daily share reconcilement which balances the shares on the Transfer Agent system to those on the books of the Fund.

    4. Resolve any outstanding share or cash issues that are not cleared by trade date + 2.

    5. Process shareholder adjustments to include the proper notification of any booking entries needed, as well as any necessary cash movement.

    6. Settlement and review of Fund's declared dividends and capital gains to include the following:

            a.  Review record date report for accuracy of shares.

            b. Preparation of dividend settlement report after dividend is posted. Verify the posting date shares, the rate used and the NAV price of reinvest date to ensure dividend was posted properly.

            c.  Distribute copies to the Fund's Accounting Agent.

            d.  Preparation of the checks prior to being mailed.

            e.  Sending of any dividends via wires if requested.

            f. Preparation of cash movement information for the cash portion of the dividend payout on payable date.

    7. Placement of stop payments on dividend and liquidation checks as well as the issuance of their replacements.

    8. Maintain inventory control for stock certificates and dividend check form.

                                                                    SCHEDULE "B"
                                                                    ------------

    9. Aggregate tax filings for all Fund/Plan clients. Monthly deposits to the IRS of all taxes withheld from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.

   10.  Timely settlement and cash movement for all NSCC/FundSERV activity.

VIII  -  YEAR END PROCESSING

    1. Maintain shareholder records in accordance with IRS notices for under-reporting and invalid Tax IDs. This includes initiating 31% backup withholding and notifying shareholders of their tax status and the corrective action which is needed.

    2. Conduct annual W-9 solicitation of all uncertified accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.

    3. Conduct periodic W-8 solicitation of all non-resident alien shareholder accounts. Update account tax status with updated shareholder information and treaty rates for NRA tax.

    4. Review IRS Revenue Procedures for changes in transaction and distribution reporting and specifications for the production of forms to ensure compliance.

    5. Coordinate year end activity with client. Activities include producing year end statements, scheduling record dates for year dividends and capital gains, production of combined statements, printing of inserts to be mailed with tax forms.

    6. Distribute Dividend Letter to funds for them to sign off on all distributions paid year to date. Dates and rates must be authorized so that they can be used for reporting to the IRS.

    7. Coordinate the ordering of form stock and envelopes from vendor in preparation of tax reporting. Review against IRS requirements to ensure accuracy.

    8. Prepare form flashes for the microfiche vendor. Test and oversee the production of fiche for year end statements and tax forms.

    9. Match and settle tax reporting totals to fund records and on-line date from Investar.

   10. Produce forms 1099R, 1099B, 1099Div, 5498, 1042S and year end valuations. Quality assure forms before mailing to shareholders.

   11. Monitor IRS deadlines and special events such as cross over dividends and prior year IRA contributions.

   12. Prepare IRS magnetic tapes and appropriate forms for the filing of all reportable activity to the Internal Revenue Service.

IX  -  CLIENT SERVICES

    1. An Account Manager is assigned to each relationship. The Account Manager acts as the liaison between the Fund and the Transfer Agency staff. Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up, and constant fund interaction on daily operational issues.

        Specifically:

            a. Scheduling of dividends, proxies, report mailing and special mailings.

            b. Coordinate with the Fund the shipment of materials for scheduled mailings.

                                                                    SCHEDULE "B"
                                                                    ------------

            c. Liaison between the Fund and support services for preparation of proofs and eventual printing of statement forms, certificates, proxy cards, envelopes.

            d. Handle all notification regarding proxy tabulation through the meeting. Coordinate scheduling of materials, including voted cards, tabulation letters, and shareholder list, to be available for the meeting.

            e. Order special reports, tapes, discs for special systems requests received.

            f. Implement new operational procedures, e.g., check writing feature, load discounts, minimum waivers, sweeps, telephone options, PAD promotions.

            g. Coordinate with systems, services and operations on special events, e.g., mergers, new fund start ups, small account liquidations, combined statements, household mailings, additional mail files.

            h. Prepare standard operating procedures and review prospectus for new funds and our current client base. Coordinate implementation of suggested changes with the Fund.

            i. Liaison between the Fund and the transfer agency staff regarding all service and operational issues.

    2.  Proxy Processing  (Currently one free per year)

            a.  Coordinate printing of cards with vendor.

            b.  Coordinate mailing of cards with Account Manager and mailroom.

            c. Provide daily report totals to Account Manager for client notification.

            d.  Preparation of affidavit of mailing documents.

            e.  Provide one shareholder list.

            f.  Prepare final tabulation letter.

    3.  Blue Sky Processing

            a. Maintain file with additions, deletions, changes and updates at the Fund's direction.

            b. Provide daily and monthly reports to enable the Fund to do necessary state filings.

                            IDENTIFICATION OF SERIES
                            ------------------------


Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this Agreement:

                                     SERIES

                                 Global Fund
                               Global Equity Fund
                                Global Bond Fund
                         Short-Term Global Income Fund*
                               U.S. Balanced Fund
                                U.S. Equity Fund
                                 U.S. Bond Fund
                           U.S. Cash Management Fund
                              Non-U.S. Equity Fund
                               Non-U.S. Bond Fund

                                    CLASSES

                               Brinson Fund class
                              SwissKey Fund class


* Fee and procedures subject to change/review pending definitive structure of Fund.

This Schedule "C" may be amended from time to time by agreement of the Parties.